                                  SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO. )

      Filed by the registrant [X]

      Filed by a party other than the registrant [ ]

      Check the appropriate box:


[ ]  Preliminary proxy statement

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             ADFlex Solutions, Inc.
       -----------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                              ADFlex Solutions, Inc.
       -----------------------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):



 [X]    No fee required.

 [ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

       -----------------------------------------------------------------

      (2) Aggregate number of securities to which transaction applies:

       -----------------------------------------------------------------


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

       -----------------------------------------------------------------

      (4) Proposed maximum aggregate value of transaction:

       -----------------------------------------------------------------


      (5) Total fee paid:

       -----------------------------------------------------------------


 [ ]   Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

      (1) Amount previously paid:

       -----------------------------------------------------------------


      (2) Form, schedule or registration statement no.:

       -----------------------------------------------------------------


      (3) Filing party:

       -----------------------------------------------------------------


      (4) Date filed:

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

                      [ADFLEX SOLUTIONS, INC. LETTERHEAD]

                     NOTICE OF ANNUAL STOCKHOLDERS' MEETING
                            TO BE HELD APRIL 22, 1997



To the Stockholders of ADFlex Solutions, Inc.:

      The Annual Meeting of Stockholders of ADFlex Solutions, Inc. (the "Company") will be held at the Mesa Pavilion Hilton, 1011 West Holms Avenue, Mesa, Arizona 85210 on Tuesday, April 22, 1997 at 2:30 p.m. MST for the following purposes:

      1.    To elect five Directors to the Board of Directors;

      2. To consider and act upon a proposal to approve an amendment to the ADFlex Solutions, Inc. 1994 Employee Stock Purchase Plan;

      3. To consider and act upon a proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1997; and

      4. To transact such other business as may properly come before the meeting.

      Stockholders of record at the close of business on February 28, 1997 are entitled to vote at the meeting and at any adjournment or postponement thereof. Shares of Common Stock can be voted at the meeting only if the holder is present or represented by proxy. A list of stockholders entitled to vote at the meeting will be open for inspection at the Company's corporate headquarters for any purpose germane to the meeting during ordinary business hours for 10 days prior to the meeting.

      A copy of the Company's Annual Report to Stockholders, which includes certified financial statements, is enclosed.


                                    By Order of the Board of Directors,




                                    Margaret M. Sleeper, Secretary

Chandler, Arizona
March 19, 1997




-------------------------------------------------------------------------------
    IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THIS MEETING. PLEASE
     COMPLETE, DATE, SIGN AND PROMPTLY MAIL THE ENCLOSED PROXY CARD IN THE
              ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF
                          MAILED IN THE UNITED STATES.
-------------------------------------------------------------------------------

                             ADFLEX SOLUTIONS, INC.

              PROXY STATEMENT FOR THE ANNUAL STOCKHOLDERS' MEETING

                            TO BE HELD APRIL 22, 1997

                   ------------------------------------------


                                TABLE OF CONTENTS

                                                                                 Page
                                                                                 ----

GENERAL INFORMATION .......................................................        1

ELECTION OF DIRECTORS .....................................................        2
      Nominees ............................................................        2
      Executive Officers ..................................................        3
      Board Meetings and Committees of the Board of Directors .............        4
      Compensation of Directors ...........................................        4

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT ............        5

EXECUTIVE COMPENSATION ....................................................        8
      Summary Compensation ................................................        8
      Option Grants .......................................................        9
      Aggregated Option Exercises and Fiscal Year-End Option Values .......       10
      Compensation Committee Interlocks and Insider Participation .........       10
      Employment Contracts, Termination of Employment and Change of Control       11

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION ...................       11
      Compensation Philosophy .............................................       11
      Chief Executive Officer Compensation ................................       13

COMPARISON OF STOCK PERFORMANCE ...........................................       14

PROPOSAL TO AMEND THE ADFLEX SOLUTIONS, INC. 1994 EMPLOYEE STOCK PURCHASE
PLAN ......................................................................       15
      Summary of the Provisions of the Stock Purchase Plan ................       15

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS ............................       18
      Certain Relationships ...............................................       18
      Related Transactions ................................................       19

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE ...................       20

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR ........................       20

STOCKHOLDER PROPOSALS .....................................................       21

OTHER BUSINESS ............................................................       21

                                PROXY STATEMENT
                                       OF
                            ADFLEX SOLUTIONS, INC.
                          2001 WEST CHANDLER BOULEVARD
                             CHANDLER, ARIZONA 85224

                   ------------------------------------------


                              GENERAL INFORMATION

      This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of ADFlex Solutions, Inc., a Delaware corporation (the "Company"), of proxies for use at the Annual Meeting of Stockholders to be held on April 22, 1997 at 2:30 p.m. MST or at any postponement or adjournment thereof. The Annual Meeting will be held at the Mesa Pavilion Hilton, 1011 West Holms Avenue, Mesa, Arizona 85210.

      This Proxy Statement and the accompanying form of proxy are being first mailed to stockholders on or about March 24, 1997. The stockholder giving the proxy may revoke it at any time before it is exercised at the meeting by: (i) delivering to the Secretary of the Company a written instrument of revocation bearing a date later than the date of the proxy; or (ii) duly executing and delivering to the Secretary a subsequent proxy relating to the same shares; or
(iii) attending the meeting and voting in person (attendance at the meeting will not in and of itself constitute revocation of a proxy). Any proxy which is not revoked will be voted at the Annual Meeting in accordance with the stockholder's instructions. If a stockholder returns a properly signed and dated proxy card but does not mark any choices on one or more items, his or her shares will be voted in accordance with the recommendations of the Board of Directors as to such items. The proxy card gives authority to the proxies to vote shares in their discretion on any other matter properly presented at the Annual Meeting.

      Proxies will be solicited from the Company's stockholders by mail. The Company will pay all expenses in connection with the solicitation, including postage, printing and handling, and the expenses incurred by brokers, custodians, nominees and fiduciaries in forwarding proxy material to beneficial owners. Directors, officers and regular employees of the Company may make further solicitation personally or by telephone, telegraph or mail.

      Only holders (the "Stockholders") of the Company's common stock, par value $0.01 per share (the "Common Stock"), at the close of business on February 28, 1997 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and any postponement or adjournment thereof. On the Record Date there were 8,680,952 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on each matter to be considered at the Annual Meeting. An affirmative vote of a plurality of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for the election of directors, and an affirmative vote of a majority of the shares of Common Stock represented and entitled to vote at the Annual Meeting is required for approval of all other items being submitted to the Stockholders for their consideration. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee. Votes that are withheld will have the effect of a negative vote. Abstentions may be specified on all proposals except the election of directors. Abstentions are included in the determination of the number of shares represented for a quorum. Abstentions will have the effect of a negative vote on a proposal. Broker non-votes are not counted for purposes of determining whether a quorum is present or whether a proposal has been approved. Proxies will be tabulated by the Company's transfer agent. The Company will, in advance of the Annual Meeting, appoint one or more Inspectors of Election to count all votes and ballots at the Annual Meeting and make a written report thereof.

      The Annual Report of the Company for the year ended December 31, 1996 is being mailed to Stockholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

NOMINEES

      The Board of Directors currently consists of five members. Directors are elected by the Stockholders of the Company for one-year terms and hold office until the next annual meeting of Stockholders and until their successors are elected and qualified. The Board of Directors proposes that Rolando C. Esteverena, Steve Sanghi, Richard P. Clark, William Kennedy Wilkie and Wade Meyercord be elected to serve as directors. Each of the nominees is currently serving as a director. A brief description of the business experience of each nominee for the last five years is set forth below. UNLESS OTHERWISE INSTRUCTED, THE PERSONS NAMED IN THE ACCOMPANYING PROXY WILL VOTE FOR THE ELECTION OF SUCH NOMINEES. All of the nominees have consented to being named herein and have indicated their intention to serve if elected. If for any reason any nominee should become unable to serve as a director, the accompanying proxy may be voted for the election of a substitute nominee designated by the Board of Directors.

NAME                    AGE         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-------------------    ------   ------------------------------------------------------------------
Rolando C. Esteverena    54      Mr. Esteverena has served as President and Chief Executive Officer and a Director since the founding of the Company in June 1993 and as the Chairman of the Board of Directors since January 1996. From
                                 January 1990 until March 1993, Mr. Esteverena was the President and Chief Executive Officer of Digital F/X, Inc., a manufacturer of multi-media editing systems.

Steve Sanghi             41      Mr. Sanghi has been a Director of the Company since June 1994. Mr.
                                 Sanghi is the President, Chief Executive
                                 Officer and Chairman of the Board of Directors
                                 of Microchip Technology Incorporated
                                 ("Microchip"), a manufacturer of programmable
                                 microcontrollers and related specialty memory
                                 products. He has been employed by
                                 Microchip since February 1990.

Richard P. Clark        49       Mr. Clark has been a Director of the Company since June 1994. For the past 27 years, Mr. Clark has been employed by AMP
                                 Incorporated ("AMP"), an interconnect company.  Since July 1995,
                                 Mr. Clark has been the President and Chief Executive Officer of
                                 M/A-COM, an AMP subsidiary that manufactures radio frequency and microwave components.  From July 1989 through July 1995, Mr.
                                 Clark was the Associate Director of Corporate Development of AMP.
                                 Mr. Clark is also a director of BroadBand Technologies, Inc., a supplier of telecommunications equipment.(1)

William Kennedy         48       Mr. Wilkie has been a Director of the Company since January 1996.
Wilkie                           Since November 1994, Mr. Wilkie has been the Chief Executive and a director of Havant International Holdings Limited ("HIHL") and its
                                 related subsidiaries.  From June 1973 through November 1994, Mr.
                                 Wilkie was employed by IBM United Kingdom Ltd. and held
                                 executive positions in the IBM United Kingdom Manufacturing
                                 Division.(2)

NAME                    AGE         PRINCIPAL OCCUPATION AND BUSINESS EXPERIENCE
-------------------    ------   ----------------------------------------------------------------

Wade Meyercord          56       Mr. Meyercord has been a Director of the Company since December
                                 1996. Mr. Meyercord has been the President of Meyercord &
                                 Associates, Inc., a management consulting firm, since September
                                 1987. Mr. Meyercord also is the Chairman and a Director of
                                 California Micro Devices, a semiconductor manufacturer.


------------------------



(1) Mr. Clark was first nominated to the Board of Directors in 1994 pursuant to an agreement with AMP, whereby the Company had agreed to nominate AMP's nominee as a director and recommend to its Stockholders that they vote in favor of AMP's nominee for election to the Board of Directors through March 1999. During this same time period, certain of the Company's Stockholders agreed to vote all shares of the Company's Common Stock then owned by them in favor of AMP's nominee for election to the Board of Directors. The Company's agreement with AMP expired effective September 27, 1994 upon the Company's initial public stock offering. See "Certain Relationships and Related Transactions."


(2) Mr. Wilkie was first nominated to the Board of Directors in 1996 pursuant to an agreement with HIHL, whereby the Company had agreed to nominate HIHL's nominee as a director and recommend to its Stockholders that they vote in favor of HIHL's nominee for election to the Board of Directors so long as HIHL owns at least 500,000 shares of Common Stock (as adjusted for any stock dividend, stock split or combination of shares, recapitalization, merger, consolidation or other reorganization involving the Company). See "Certain Relationships and Related Transactions."

EXECUTIVE OFFICERS

      The executive officers of the Company serve until their successors have been chosen or until their earlier resignation or removal. The executive officers are as follows:


NAME                     AGE                          POSITION
-------------------    -------   -------------------------------------------------------------------
Rolando C. Esteverena    54       Chairman, President and Chief Executive Officer

Margaret M. Sleeper      36       Vice President, Finance and Accounting, Interim Chief Financial
                                  Officer, and Secretary

R. Charles Furniss       51       Vice President Human Resources

Francisco F. Abril       49       Vice President and General Manager Mexico Operations

Vincent N. Poleo, Jr.    47       Vice President and Director of Operations ADFlex Solutions Limited


      Margaret M. Sleeper has served as the Vice President, Finance and Accounting, Secretary and Acting Chief Financial Officer since January 1997. Ms. Sleeper joined the Company in March 1994 as a financial analyst, and has held various financial positions with the Company. From July 1990 through November 1993, Ms. Sleeper was the Controller of Presto Casting Corporation, a manufacturer of aerospace casting.

      R. Charles Furniss has served as the Vice President Human Resources of the Company since November 1994. From July 1987 through June 1994, Mr. Furniss was the Senior Vice President Human Resources of Calcomp Inc., a wholly-owned subsidiary of Lockheed, Inc.

      Francisco F. Abril has served as the Vice President and General Manager Mexico Operations since January 1997. Mr. Abril has been with the Company or Rogers since 1982, serving in various manufacturing and operations management positions.

      Vincent A. Poleo, Jr. has served as the Vice President of the Company since January 1997. Mr. Poleo joined Rogers in 1980. From January 1996 to the present, Mr. Poleo has been the Director of Operations of ADFlex Solutions Limited. From January 1994 to January 1996, Mr. Poleo was the Director of Operations for the Company's Chandler manufacturing facility. From October 1992 to January 1994, he was a Business Unit Manager.


BOARD MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

      During 1996, the Board of Directors met seven times. The Board of Directors has established an Audit Committee and a Compensation Committee. The Board does not have a Nominating Committee, and the entire Board is responsible for the size and composition of the Board and for recommending nominees to serve on the Board.

      The Audit Committee, which is comprised of Richard P. Clark (Chairman) and Steve Sanghi, is responsible for: (i) reviewing and recommending the engagement each year of the Company's independent auditors; (ii) consulting with independent auditors on the adequacy and effectiveness of the Company's internal controls; (iii) reviewing, with the independent auditors, the scope of the audit and audit procedures, the financial statements contained in the annual report to Stockholders and the auditors' reports on the Company's financial statements;
(iv) reviewing accounting and financial human resources and succession planning; and (v) taking such other steps as the Audit Committee deems necessary to carry out the normal functions of an audit committee. The Audit Committee held one meeting in 1996.

      The Compensation Committee, which is comprised of Steve Sanghi (Chairman) and Richard P. Clark, is responsible for: (i) determining the compensation of the Company's senior officers; (ii) reviewing recommendations by management as to the compensation of other officers and key personnel; and (iii) reviewing management's succession program. Further, the Compensation Committee administers the Company's 1993 Equity Incentive Plan, the 1994 Stock Incentive Plan and 1994 Employee Stock Purchase Plan. The Compensation Committee held five meetings in 1996.

      During 1996, all incumbent directors attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person was a director), and (ii) the total number of meetings held by all committees on which such director served (during the periods that such director so served), except that William Kennedy Wilkie attended only five of the seven Board of Directors' meetings.

COMPENSATION OF DIRECTORS

      Effective January 1997, the Company has determined to compensate its eligible non-employee directors at the rate of $10,000 per year plus $1,000 per meeting of the Board attended. There is no compensation for telephonic Board meetings or committee meetings held on the same day as Board meetings. Further, all directors are reimbursed for their reasonable, out-of-pocket expenses incurred in connection with their attendance at Board and committee meetings. Eligible non-employee directors also receive automatic grants of options under the Company's 1994 Stock Incentive Plan. Both the director fees and the automatic option grant program are limited to those persons who serve as non-employee members of the Board and who do not beneficially own, directly or indirectly, or represent any Stockholder that beneficially owns, directly or indirectly, more than 5% of the Company's Common Stock outstanding from time to time. Each eligible non-employee director is automatically granted a nonqualified option to purchase 12,000 shares of Common Stock upon his appointment to the Board. On the date of each annual meeting, each eligible non-employee director is automatically granted a nonqualified option to purchase 3,000 shares of Common Stock, provided that such person has served as a member of the Board for at least six months. There is no limit on the number of automatic option grants that any one eligible non-employee director may receive. All grants under the Stock Incentive Plan have a maximum term of 10 years from the automatic grant date, vest in a series of three equal installments, and have an exercise price equal to the fair market value of the Company's Common Stock on the grant date. In the event of certain changes of control, all outstanding director options automatically vest and become fully exercisable and remain exercisable following the change of control until the expiration or sooner termination of the option term. Immediately following a change of control, the automatic option grant program shall terminate.

      In addition, on October 31, 1996, each of Messrs. Sanghi and Clark received a special non-qualified stock option grant to purchase 6,000 shares of Common Stock at a price of $8.75 per share, which was the fair market value of the Common Stock on the date of grant. These options vest in a series of three equal annual installments and are on terms otherwise identical to automatic options granted under the 1994 Stock Incentive Plan.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of February 28, 1997 by (i) each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table, (iii) each of the Company's directors and nominees to become directors, and (iv) all directors, director nominees and officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law. The Company's Common Stock is the only outstanding class of equity securities of the Company. As of February 28, 1997 there were 99 record holders of Common Stock.


BENEFICIAL OWNER                       NUMBER OF SHARES        PERCENTAGE OF CLASS (1)
-------------------------------     ----------------------    ----------------------
Rolando C. Esteverena(2) .....            181,164                      2.1%

Michael L. Pierce ............             36,202                       *

R. Charles Furniss(3).........             21,288                       *

Steve Sanghi(4) ..............             31,500                       *

Richard P. Clark(5) ..........              4,000                       *

William Kennedy Wilkie(6).....          1,393,347                     15.9%
P.O. Box 6
Langstone Road
Havant, Hampshire P09 1SA

Wade Meyercord................              1,000                       *
The Prudential Insurance
   Company of America(7)......            989,400                     11.3%
Prudential Plaza
Newark, NJ  07102-3777

J. & W. Seligman & Co. Incorporated(8)    900,000                     10.3%
100 Park Avenue
New York, NY  10017

Kopp Investment Advisors, Inc.(9)       1,029,240                     11.8%
LeRoy C. Kopp
6600 France Avenue South, Suite 672
Edina, MN  55435

BENEFICIAL OWNER                             NUMBER OF SHARES        PERCENTAGE OF CLASS (1)
-------------------------------          ----------------------    ----------------------

FMR Corp.(10).................                   846,700                      9.7%
Edward C. Johnson
Abigail P. Johnson
82 Devonshire Street
Boston, MA  02109

Havant International Holdings Limited(6)       1,392,347                     15.9%
P.O. Box 6
Langstone Road
Havant, Hampshire P09 1SA

AMP Incorporated .............                   506,096                      5.8%
P.O. Box 3608
M.S. 176-48
Harrisburg, PA 17105
Executive officers and directors as a
group including those named above (nine
persons)(11) .................                 1,666,903                     19.0%


----------


* Less than 1% of the outstanding Common Stock.

(1) Percentage of ownership is based upon 8,754,713 shares of Common Stock outstanding on February 28, 1997, including 8,680,952 shares issued and outstanding and 73,761 shares subject to currently exercisable options or options exercisable within 60 days of February 28, 1997.

(2) Includes options to acquire 19,164 shares of Common Stock currently exercisable or exercisable within 60 days following February 28, 1997.

(3) Includes options to acquire 13,123 shares of Common Stock currently exercisable or exercisable within 60 days following February 28, 1997.

(4) Includes options to acquire 15,000 shares of Common Stock currently exercisable or exercisable within 60 days following February 28, 1997.

(5) Includes options to acquire 3,000 shares of Common Stock currently exercisable or exercisable within 60 days following February 28, 1997.

(6) Includes 1,392,347 shares of Common Stock owned by HIHL. Mr. Wilkie is the Chief Executive Officer and a director of HIHL. He disclaims beneficial ownership of all shares held by HIHL.

(7) According to its Schedule 13G dated February 9, 1996, The Prudential Insurance Company of America ("Prudential"), a mutual insurance company, registered broker-dealer and registered investment adviser, shares the power to vote 886,000 of such shares and shares the power to dispose of 915,100 of such shares. Prudential holds all such shares for the benefit of its clients by its separate accounts, registered investment companies, subsidiaries and/or other affiliates. Pursuant to an amendment to its
      Schedule 13D dated March 8, 1996, Prudential reported beneficial ownership of 532,000 shares, with shared voting power of 487,100 of such shares and shared dispositive power of 502,900 of such shares.

(8) According to its Schedule 13G/A dated February 13, 1997, J. & W. Seligman & Co. Incorporated, a registered investment adviser, has sole voting power and the sole power to dispose of all shares reported.

(9) According to its Schedule 13G (Amendment No. 2) dated January 28, 1997, Kopp Investment Advisors, Inc. ("KIA") is a registered investment adviser and LeRoy C. Kopp is the sole owner of KIA. KIA and Mr. Kopp have the sole power to vote 62,500 of such shares. They share the power to dispose of 1,024,240 of such shares and have the sole power to dispose of 5,000 of such shares. As to the 1,024,240 shares, neither KIA nor Mr. Kopp vote the vast majority of such shares and neither is the record owner of them. Such shares are held in a fiduciary or representative capacity, and no person individually has an interest that relates to more than 5% of the Common Stock.

(10) According to its Schedule 13G dated February 14, 1996, FMR Corp. has sole power to vote 53,400 of such shares and sole power to dispose of 846,700 of such shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and a registered investment adviser, is the beneficial owner of 775,500 of such shares as a result of acting as investment adviser to various registered investment companies. The ownership of one investment company, Fidelity Contrafund, a registered investment company, amounted to 509,300 shares. Edward C. Johnson 3d, FMR Corp., through its control of Fidelity, and the Funds each has sole power to dispose of the 775,000 shares. Neither FMR Corp. nor Edward C. Johnson 3d, Chairman of FMR Corp., has the sole power to vote the shares owned directly by the Fidelity Funds, which power resides with the Funds' Boards of Trustees. Fidelity Management Trust Company, a wholly-owned subsidiary of FMR Corp. and a bank, is the beneficial owner of 71,200 shares. Edward
      C. Johnson 3d and FMR Corp., through its control of Fidelity Management Trust Company, have sole power to dispose of 71,200 shares, sole power to vote 53,400 shares, and no power to vote 17,800 shares owned by the institutional account(s) described above. Members of the Edward C. Johnson 3d family and trusts for their benefit, through their ownership of voting common stock of FMR Corp. and a certain shareholder's voting agreement, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

(11) Includes options to acquire 73,761 shares of Common Stock currently exercisable or exercisable within 60 days following February 28, 1997. Also includes 1,392,347 shares of Common Stock held by HIHL of which Mr. Wilkie disclaims beneficial ownership. See note (6) above.

                             EXECUTIVE COMPENSATION
SUMMARY COMPENSATION

      The following table sets forth the compensation paid to the Chief Executive Officer and the next most highly compensated executive officer who was serving as such at December 31, 1996 for services rendered in all capacities to the Company during the periods indicated. Such information also is provided for Mr. Pierce, who resigned effective December 6, 1996. Information regarding other executive officers who were serving as such at December 31, 1996 has been omitted because their total annual salary and bonus for 1996 was less than $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                                LONG-TERM
                                                                                                 COMPENSA-
                                                             ANNUAL COMPENSATION                TION AWARDS
                                               --------------------------------------------    -------------


                                                                                               SECURITIES         ALL
                                                                              OTHER ANNUAL     UNDERLYING        OTHER
NAME AND PRINCIPAL                   YEAR                                     COMPENSATION       OPTIONS       COMPENSA-
     POSITION                         (1)       SALARY($)        BONUS($)        ($)(5)        (# SHARES)      TION($)(6)
------------------------            ------     ----------       ---------     --------------   -------------   ------------
Rolando C. Esteverena,               1996        $215,000        $     --        $     --              --        $  2,133
President and Chief                  1995         213,654         130,720              --          25,000           1,189
Executive Officer(2)                 1994         205,000         142,500              --          55,000           1,183


Michael L. Pierce,                   1996        $150,481        $     --        $     --              --        $    199
Executive Vice President             1995         140,755          77,726              --          19,000              34
Operations(3)                        1994         127,896         113,202              --          16,000             605



R. Charles Furniss, Vice             1996        $120,000        $     --        $     --              --        $ 70,184
President Human                      1995         120,000          42,057              --          10,000             496
Resources(4)                         1994          13,846          17,307          85,000          15,000              28


------------------


(1) Mr. Furniss joined the Company in November 1994, and no compensation was earned by Mr. Furniss from the Company prior to that time.

(2) All bonuses were paid to Mr. Esteverena under the Management Bonus Plan. The 1994 and 1995 bonuses were paid in part during the year earned and in part during the following year.

(3) Bonuses include $1,257 and $1,527 in 1995 and 1994, respectively, under the Profit Sharing Bonus Plan. All other bonuses were paid to Mr. Pierce under the Management Bonus Plan. The 1994 and 1995 bonuses under the Management Bonus Plan were paid in part during the year earned and in part during the following year. Mr. Pierce resigned as a Director, officer and employee of the Company effective December 6, 1996.

(4) Bonuses include $1,257 and $384 in 1995 and 1994, respectively, under the Profit Sharing Bonus Plan. In 1994, Mr. Furniss received a $10,000 sign-on bonus. All other bonuses were paid to Mr. Furniss under the Management Bonus Plan. The 1994 and 1995 bonuses under the Management Bonus Plan were paid in part during the year earned and in part during the following year.

(5) Excluded from this column are perquisites and other personal benefits, which in no case in the aggregate exceeded the lesser of either $50,000 or 10% of the total annual salary and bonus of any named executive officer.

(6) The amounts disclosed in this column include Company 401(k) matching contributions and the dollar value of insurance premiums paid by the Company for term life insurance. Company 401(k) matching contributions for the named executive officers in 1996, 1995 and 1994, respectively, were as follows: Mr. Esteverena, $1,183, $1,155, $1,155; Mr. Pierce, $0, $0, $577;
      and Mr. Furniss, $475, $462, $0. Term life insurance premiums paid by the Company were $28 during 1994 for each of the named executive officers who was then employed by the Company, $34 during 1995 for each of the named executive officers who was then employed by the Company, and during 1996 were $950, $199 and $403 for Messrs. Esteverena, Pierce and Furniss, respectively. This column also includes, in the case of Mr. Furniss, relocation expenses paid by the Company in the amount of $69,306 in 1996.


OPTION GRANTS

      The following table provides information with respect to stock option grants made to each of the named executive officers during the year ended December 31, 1996. No stock appreciation rights were granted to these individuals during 1996.

                             OPTION GRANTS IN LAST FISCAL YEAR

                                                                                  POTENTIAL REALIZABLE
                                                                                    VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF STOCK
                                                                                 PRICE APPRECIATION FOR
                             INDIVIDUAL GRANTS                                       OPTION TERM(3)
----------------------------------------------------------------------------    -------------------------
                   NUMBER
                 OF SECURITIES     PERCENT OF
                 UNDERLYING       TOTAL OPTIONS     EXERCISE
                   OPTIONS         GRANTED TO       OR BASE
                 GRANTED (#)(1)   EMPLOYEES IN       PRICE        EXPIRATION
NAME                              FISCAL YEAR       ($/SH)(2)       DATE            5%            10%
------------    -------------    --------------    ----------    -----------    -----------    ----------
Rolando C.          35,000           11.7%          $9.375         7/30/06        $206,356      $522,947
Esteverena

Michael L.          25,000            8.3            9.375         7/30/06         147,397       373,533
Pierce(4)

R. Charles          14,000            4.7            9.375         7/30/06          82,541       209,177
Furniss


------------------


(1) Options were granted pursuant to the 1994 Stock Incentive Plan, as amended. All options vest as to 25% of the shares covered thereby on the first anniversary of the grant date and as to the remaining 75% of the shares on a monthly basis thereafter for a period of three years.

(2) The exercise price was equal to the fair market value of the shares of Common Stock underlying the options on the grant date as determined by the Board of Directors pursuant to the 1994 Stock Incentive Plan, and may be paid in cash or in shares of the Company's Common Stock valued at their fair market value on the exercise date.

(3) The 5% and 10% assumed rates of compounded stock price appreciation are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of future Common Stock prices.

(4) Mr. Pierce resigned from the Company effective December 6, 1996. All unexercisable options held by Mr. Pierce at that date were forfeited. Accordingly, his options effectively expired on December 6, 1996 and he will not actually realize any value from them.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

      The following table sets forth information with respect to the exercise of stock options by the named executive officers during 1996 and the number and value of unexercised options held by the named executive officers at December 31, 1996.


               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                         NUMBER OF
                                                        SECURITIES
                                                        UNDERLYING          VALUE OF
                                                        UNEXERCISED      UNEXERCISED IN-
                                                        OPTIONS AT          THE-MONEY
                                                       FISCAL YEAR-      OPTIONS AT FISCAL
                            SHARES         VALUE          END (#)         YEAR-END ($)
                          ACQUIRED ON     REALIZED     EXERCISABLE/       EXERCISABLE/
NAME                      EXERCISE (#)    ($)(1)       UNEXERCISABLE     UNEXERCISABLE (2)
---------------------    ------------    ---------    ---------------   -----------------
Rolando C. Esteverena      156,000     $2,496,000      15,833/59,167           $0/30,625
Michael L. Pierce(3)        23,000        391,000            8,499/0                 0/0
R. Charles Furniss               0              0      11,041/27,959            0/12,250


------------------


(1) The amounts shown were calculated based upon the difference between the exercise price and the fair market value of the Company's Common Stock as of the date of exercise.

(2) Calculated based upon the difference between the closing market price per share for the Company's Common Stock on December 31, 1996 as reported by the Nasdaq National Market and the exercise price.

(3) Mr. Pierce resigned from the Company effective December 6, 1996. All unexercisable options held by Mr. Pierce at that date were forfeited.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      The Compensation Committee currently consists of Messrs. Sanghi and Clark and is primarily responsible for approving the Company's general compensation policies and setting compensation levels for the Company's executive officers. The Compensation Committee also administers the Company's 1993 Equity Incentive Plan, 1994 Stock Incentive Plan and 1994 Employee Stock Purchase Plan.

      Richard P. Clark was first elected to the Board of Directors as of June 2, 1994 pursuant to certain contractual commitments with AMP, Incorporated ("AMP"), which commitments terminated effective September 27, 1994 upon the Company's initial public stock offering. AMP has been an important supplier to the Company in the past and is expected to continue as such. Purchases from AMP for the years ended December 31, 1996, 1995 and 1994 were $2,582,000, $1,559,000 and
$670,000, respectively.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL

      None of the Company's executive officers has an employment contract with the Company, and their employment may be terminated at any time at the discretion of the Board of Directors. However, the Compensation Committee has the authority as administrator of the 1994 Stock Incentive Plan to provide for the accelerated vesting of the shares of Common Stock subject to outstanding options and other awards held by the Chief Executive Officer and the Company's other executive officers on any unvested shares actually held by those individuals under the 1994 Stock Incentive Plan, in the event their employment were to be terminated (whether involuntarily or through a forced resignation) following a hostile take-over of the Company effected through a successful tender for more than 50% of the Company's outstanding Common Stock or through a change in the majority of the Board as a result of one or more contested elections for Board membership. In addition, all executives will receive up to six months' severance pay in the event that their employment is terminated without cause, whether or not in connection with a change of control.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee of the Board of Directors makes this report on executive compensation pursuant to Item 402 of Regulation S-K. Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, this report and the graph which follows this report shall not be incorporated by reference into any such filings, and such information shall be entitled to the benefits provided in Item 402(a)(9).

      The Compensation Committee recommends the compensation of the Chief Executive Officer to the Board and reviews and approves the design, administration and effectiveness of compensation programs for other key executive officers, including salary, cash bonus levels, other perquisites and option grants and other awards under the Company's 1994 Stock Incentive Plan. The Committee is currently comprised entirely of independent outside members of the Company's Board of Directors.

COMPENSATION PHILOSOPHY

      The objectives of the Company's executive compensation policies are to attract, retain and reward executive officers who contribute to the Company's success, to align the financial interests of executive officers with the performance of the Company, to strengthen the relationship between executive pay and stockholder value, to motivate executive officers to achieve the Company's business objectives and to reward individual performance. During 1996, the Company used base salary, the Management Bonus Plan and stock option grants under the 1994 Stock Incentive Plan to achieve these objectives. In carrying out these objectives, the Compensation Committee considers the following:

      1. The level of compensation paid to executive officers in positions of companies similarly situated. To ensure that pay is competitive, the Committee from time to time compares the Company's executive compensation and benefits packages to those offered by companies in the same or similar industries or with other similar attributes such as size or capitalization. Compensation surveys used by the Company typically include companies listed on the Nasdaq National Market and comprising the electronic components index used for comparative purposes in the total return graph following this report, as well as other public and private companies.

      2. The individual performance of each executive officer. Individual performance includes any specific accomplishments of such executive officer, demonstration of job knowledge and skills, teamwork and demonstration of the Company's core values.

      3. Corporate performance. Corporate performance is evaluated both subjectively and objectively. Subjectively, the Compensation Committee discusses and makes its own determination of how the Company performed relative to the opportunities and difficulties encountered during the year and relative to the performance of competitors and business conditions. Objectively, corporate performance is measured by predetermined operating and financial standards for purposes of cash bonuses under applicable Management Bonus Plans as described below.

      4. The responsibility and authority of each position relative to the other positions within the Company.

      5. Incentives for executive officers to make decisions and take actions which will increase the market value of the Company's Common Stock over the long term and which encourage such officers to remain with the Company as long term employees.

The Committee does not quantitatively weigh these factors but considers all factors as a whole, using its discretion, best judgment and the experiences of its members, in establishing executive compensation. The application given each of these factors in establishing the components of executive compensation is as follows:

      BASE SALARY. In establishing base salaries, the Committee believes that it tends to give greater weight to factors 1, 2 and 4 above. The Company seeks to pay salaries to executive officers that are commensurate with their qualifications, duties and responsibilities and that are competitive in the market. In conducting annual salary reviews, the Committee considers each individual executive officer's achievements during the prior fiscal year in meeting the Company's financial and business objectives, as well as the executive officer's performance of individual responsibilities and the Company's financial position and overall performance. The Committee considers the low, midpoint and upper ranges of base salaries published by compensation surveys, and generally targets base salary to the mid point of the ranges.

      PERFORMANCE BONUSES. In establishing performance bonuses, the Committee believes that it tends to give greater weight to factors 2 and 3 above. It also believes that performance bonuses are a key link between executive pay and stockholder value. The Company has adopted a Management Bonus Plan. Up to one-third of any bonus is based on pre-determined performance criteria for the individual participant and the remainder is based upon the financial performance of the Company. The criteria are set for six month periods and performance against the Plan is measured twice each year. With respect to both aspects of the Bonus Plan, a participant may earn up to 200% of an approved range of his or her base salary based on his or her individual performance or the Company's performance, as the case may be. For 1996, executive bonuses were targeted at between 25% and 45% of the executive officers' base salaries if the goals were achieved, with the more senior executive officers having a higher percentage of total compensation from annual cash bonuses. The measures chosen by the Committee to evaluate the Company's financial performance may vary from year to year depending on the particular facts and circumstances at the time. For both the first and second halves of 1996, the Committee determined to measure the Company's financial performance by targeted levels of earnings per share. Individual performance objectives for executives other than the Chief Executive Officer were proposed by management and reviewed by the Committee. Individual performance objectives for the Chief Executive Officer were determined by the Committee and reviewed and approved by the Board of Directors. The Committee awarded no performance bonuses under the Management Bonus Plan for 1996.

      OPTION GRANTS. In establishing option grants, the Committee believes it tends to give greater weight to factor 5 above. The Committee believes that equity ownership by executive officers provides incentives to build stockholder value and aligns the interests of officers with the stockholders. The Committee typically awards a grant under the Stock Incentive Plan upon hiring executive officers, subject to a four-year vesting schedule. After the initial stock option grant, the Committee considers awarding additional grants, usually on an annual basis, under the 1994 Stock Incentive Plan. Options are granted at the current market price for the Company's Common Stock, and, consequently, have value only if the price of the Common Stock increases over the exercise price during the period in which the option vests. The size of the initial grant is usually determined with reference to the seniority of the officer, the contribution the officer is expected to make to the Company and comparable equity compensation offered by others in the industry. In determining the size of the periodic grants, the Compensation Committee considers prior option grants to the officer, independent of whether the options have been exercised, the executive's performance during the year and his or her expected contributions in the succeeding year. The Committee believes that periodic option grants provide incentives for executive officers to remain with the Company.

      The Revenue Reconciliation Act of 1993 (the "1993 Act") includes a provision limiting the tax deductions for certain executive compensation in excess of $1,000,000 for each executive. However, qualified performance based compensation, payments made to tax qualified retirement plans and the payment of excludable fringe benefits are not included in the deduction limit. The Compensation Committee has analyzed the impact of the 1993 Act on the compensation policies of the Company, has determined that historically the effect of this provision on the taxes paid by the Company would not have been significant, and has decided for the present not to modify the compensation policies of the Company based on the 1993 Act. The Committee will periodically reconsider its decision as circumstances warrant.

CHIEF EXECUTIVE OFFICER COMPENSATION

      The Compensation Committee reviews the performance of the Chief Executive Officer and the other officers of the Company at least annually, applying the compensation policies set forth above. For 1996, the Compensation Committee did not increase Mr. Esteverena's base salary from the $215,000 level at which it was set during 1995. For 1996, the Committee established Mr. Esteverena's bonus target at 45% of base salary under the Management Bonus Plan, and established his individual performance goals under the Management Bonus Plan as follows: (i) to achieve certain revenue and earnings growth targets, (ii) to continue implementation of strategies to sustain long-term growth and diversify the source of revenues, and (iii) to initiate programs to develop the infrastructure of the Company. Because the Company did not achieve the earnings growth targets established under the Management Bonus Plan, no bonuses were paid to Mr. Esteverena or the other officers of the Company for 1996. In July 1996, the Compensation Committee granted to Mr. Esteverena an option to acquire 35,000 shares of Common Stock at an exercise price of $9.375 per share, which was equal to the fair market value on the date of grant. The Committee considered Mr. Esteverena's prior option grants in awarding these options.



                              Respectfully submitted,

                              Compensation Committee:

                              Steve Sanghi, Chairman
                              Richard P. Clark

                        COMPARISON OF STOCK PERFORMANCE

      The following graph compares the cumulative total returns for the Company's Common Stock ("AFLX"), the Nasdaq National Market Index, and the Nasdaq Electronic Components Index for the period September 27, 1994 through December 31, 1996.(1)

                                             9/94          12/94          3/95           6/95           9/95
                                         -----------------------------------------------------------------------

ADFlex Solutions, Inc.                   112.195122     108.9430894    130.0813008    159.3495935    145.5284553
Nasdaq Stock Market Index (U.S. Only)    101.1663776    100.0122734    109.029096     124.7103489    139.7312954
Nasdaq Electronic Components             100.0551971    104.0871203    130.2657565    185.1261432    199.4556245

                                            12/95          3/96          6/96           9/96           12/96
                                         -----------------------------------------------------------------------

ADFlex Solutions, Inc.                   173.9837398     88.617886      71.54472       68.29268       66.666667
Nasdaq Stock Market Index (U.S. Only)    141.436064     148.04281      160.1267       165.8289       173.97804
Nasdaq Electronic Components             172.4011769    171.32736      195.7189       237.2014       298.00885

----------


(1) The Company's initial public offering was on September 27, 1994. The graph assumes that $100 was invested on September 27, 1994, at the relevant closing prices on that date, and that any dividends were reinvested. No cash dividends have been declared on the Company's Common Stock. The stock price and index performance in the above graph are not necessarily indicative of future results. As often occurs with newly issued securities, the initial market prices of the Common Stock in the days following the initial public offering were higher than the trading prices at which the Common Stock traded in subsequent months.

                 PROPOSAL TO AMEND THE ADFLEX SOLUTIONS, INC.
                       1994 EMPLOYEE STOCK PURCHASE PLAN

      The ADFlex Solutions, Inc. 1994 Employee Stock Purchase Plan (the "Stock Purchase Plan") provides employees of the Company and its designated subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. At the Annual Meeting, the Stockholders are being asked to approve an increase in the number of shares reserved for issuance under the Stock Purchase Plan from 200,000 to 500,000. This increase was approved by the Board of Directors, subject to Stockholder approval, on January 23, 1997. Excluding the proposed 300,000 share increase, a total of 20,256 shares remained available for purchase under the Stock Purchase Plan on March 1, 1997.

      The Board of Directors believes that the availability of an adequate number of shares in the share reserve of the Stock Purchase Plan is an important factor in attracting, motivating and retaining qualified officers and employees essential to the success of the Company. The Board adopted the increase in the shares reserve under the Stock Purchase Plan in contemplation of using these shares for participant stock purchases over a three-year period. In light of the historical usage and expected future participant purchases, the Company expects that the 300,000 share increase will be adequate to meet these foreseeable requirements.

      The Company intends to register the 300,000 share increase on Form S-8 under the Securities Act of 1933, as amended, as soon as is practicable after receiving Stockholder approval.

SUMMARY OF THE PROVISIONS OF THE STOCK PURCHASE PLAN

      The following summary of the Stock Purchase Plan is qualified in its entirety by the provisions of the Plan and the amendment thereto, copies of which have been filed with the Securities and Exchange Commission and are available to any Stockholder upon request directed to the Secretary of the Company.

      The purpose of the Stock Purchase Plan is to provide employees (including officers) of the Company with an opportunity to purchase Common Stock of the Company through payroll deductions. The Stock Purchase Plan is intended to qualify under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be exempt from the provisions of the Employee Retirement Income Security Act of 1974, as amended.

      Eligibility and Participation. Employees eligible to participate in the Stock Purchase Plan include employees of the Company and each designated subsidiary who are regularly employed at least 20 hours per week and at least five months per year. No employee may participate in the Stock Purchase Plan if on account of his participation the employee would own Common Stock or hold outstanding options to acquire Common Stock possessing in the aggregate 5% or more of the total combined voting power of all classes of securities of the Company. As of March 1, 1997, 5 executive officers and 856 other employees were eligible to participate in the Stock Purchase Plan.

      The Stock Purchase Plan permits eligible employees to purchase shares of Common Stock through payroll withholding. Each offering period is 24 months and is divided into four consecutive six month purchase periods. At the end of each purchase period, shares are issued based on payroll deductions accumulated during that period. The purchase price per share at which the shares of Common Stock are sold under the Stock Purchase Plan generally equals 85% of the lower of the fair market value per share of Common Stock on (i) the first day of the offering period or (ii) the purchase date. The fair market value of the Common Stock on a given date is determined by reference to the last reported sales price on the Nasdaq National Market. No employee may purchase more than 1,500 shares on any purchase date or more than $25,000 worth of Common Stock of the Company for any year.

      To participate in the Stock Purchase Plan for a particular offering period, an eligible employee must complete the enrollment forms, including a purchase agreement and a payroll deduction authorization, on or before the start date of the offering period. The payroll deduction authorized by a participant may be between 1% and 15% of the participant's base salary.

      Purchase rights may be terminated under the Stock Purchase Plan. A participant who is not deemed to be an "affiliate" of the Company may terminate all purchase rights by filing the required notification form with the Plan Administrator. No further payroll deductions will be collected from the participant, and any payroll deductions then being held will, at the participant's election, be refunded or held for the purchase of shares of Common Stock on the purchase date immediately following such termination. Any such termination of purchase rights is irrevocable, and the participant will be ineligible to rejoin the offering period.

      Termination of a participant's employment for any reason immediately cancels participation in the Stock Purchase Plan. In such event, the payroll deductions credited to the participant's account will be returned to the participant as soon as practicable without interest. The Stock Purchase Plan does not confer on any participant any right with respect to continued employment with the Company and does not interfere in any manner with the right of the Company to terminate a participant's employment at any time.

      A participant has no rights as a Stockholder with respect to any purchase rights until the shares of Common Stock are actually purchased on behalf of the participant. A participant is not permitted to assign any purchase rights.

      Administration. The Compensation Committee of the Board functions as the "Plan Administrator." Decisions of the Plan Administrator are final and binding on all parties who have an interest in the Stock Purchase Plan.

      Amendment and Termination. The Stock Purchase Plan will terminate on the earlier of the last business day in December 2003 or the date on which all shares of Common Stock available for issuance under the Stock Purchase Plan have been sold. The Board of Directors may alter, amend, suspend or discontinue the Stock Purchase Plan following any purchase period; provided, however, that the Board may not, without the authorization of the Company's Stockholders: (i) increase the number of shares of Common Stock issuable under the Stock Purchase Plan or the maximum number of shares that may be purchased per participant on any purchase date, except by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Company's receipt of consideration, (ii) alter the purchase price formula so as to reduce the purchase price payable for the Common Stock, (iii) materially increase the benefits accruing to participants under the Stock Purchase Plan, or (iv) materially modify the requirements for participation in the Stock Purchase Plan.

      Change in Control. If a change in control of the Company occurs, all outstanding purchase rights under the Stock Purchase Plan will be automatically be exercised immediately prior to the effective date of the change in control by purchasing shares of Common Stock, using the proceeds of the participants' accounts, at a purchase price generally equal to 85% of the lower of the fair market value per share of Common Stock on (i) the participant's entry date into the offering period during which the change in control occurs or (ii) the day immediately prior to the effective date of such change in control.

      Special Rules for Affiliates. No person who acquires shares of Common Stock under the Stock Purchase Plan may, during any period of time that such person is an "affiliate" of the Company within the meaning of the rules and regulations of the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Securities Act"), offer to sell such shares of Common Stock unless such offer and sale is made (i) pursuant to an effective registration statement under the Securities Act, or (ii) pursuant to an appropriate exemption from the registration requirements of the Securities Act, such as that set forth in Rule 144 promulgated thereunder.

      In addition, a participant who is deemed to be an affiliate of the Company may not, during any semi-annual participation period, reduce or suspend payroll deductions but may do so at the commencement of the next semi-annual participation period.

      Federal Income Tax Considerations. The discussion that follows is a summary, based upon current law, of the federal income tax consequences of participation in the Stock Purchase Plan by U.S. employees. The following discussion does not address state, local or foreign tax consequences. Further, tax consequences are complex and subject to change, and a taxpayer's particular situation may be such that some variation of the rules is applicable.

      The Stock Purchase Plan and the rights of participants to make purchases thereunder are intended to qualify under the provisions of Sections 421 and 423 of the Code. No income will be taxable to a participant at the time of grant or purchase of shares of Common Stock; however, a participant may become liable for income tax upon a disposition of shares acquired under the Stock Purchase Plan, and the income tax consequences will depend upon how long a participant has held the shares before disposition. Payroll deductions remain fully taxable as ordinary income at the time the deduction is taken, and there is no deferral of the income tax assessed on the deduction.

      If the shares of Common Stock are sold or disposed of at least two years after the date of grant of purchase rights and at least one year after the date of purchase, then the lesser of (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price of the shares or
(ii) the excess of the fair market value of the shares on the date of grant of purchase rights over the purchase price, will be treated as ordinary income to the participant. Any further gain upon such disposition will be taxed as a long-term capital gain at the income tax rates then in effect. If the shares are sold and the sale price is less than the purchase price, then there is no ordinary income, and the participant will have a long-term capital loss equal to the difference between the sale price and the purchase price. The ability of a participant to utilize such a capital loss will depend upon the participant's other tax attributes and the statutory limitations on capital loss deductions not discussed herein.

      If the shares of Common Stock are sold or disposed of before the expiration of the two-year holding period described above and within one year after the date of purchase, then the excess of the fair market value of the shares on the date of purchase over the purchase price will be treated as ordinary income to the participant and is subject to withholding. This excess will constitute ordinary income for the year of sale or other disposition even if no gain is realized on the sale or a gratuitous transfer of shares is made. The balance of the gain will be taxed as a capital gain at the rates then in effect. If the shares of Common Stock are sold for less than their fair market value on the date of purchase, then the same amount of ordinary income will be attributed to the participant and a capital loss will be recognized equal to the difference between the sale price and the fair market value of the shares on the date of purchase. The ability of a participant to utilize such a capital loss will depend upon the factors set forth above.

      The ordinary income reported under the rules described above, plus the actual purchase price of the shares of Common Stock, determines the tax basis of the shares for purposes of determining gain or loss on the sale or disposition of the shares.

      The Company is entitled to a deduction for financial statement and federal income tax purposes for amounts taxed as ordinary income to a participant only to the extent that ordinary income must be reported upon disposition of the shares of Common Stock by a participant before the expiration of the holding periods described above.

      In addition to the foregoing federal tax consequences, the disposition of Common Stock acquired under the Stock Purchase Plan will in most cases be subject to state income taxation.

      Plan Benefits Analysis. The Company cannot now determine the exact number of shares to be issued in the future under the Stock Purchase Plan to its executive officers or other employees. Because they are eligible to purchase shares under the Employee Stock Purchase Plan, the Company's executive officers and employee Directors have an interest in the amendment proposed for Stockholder approval.

      The following table sets forth the dollar value and number of shares purchased by the following pursuant to the Stock Purchase Plan during the fiscal year ended December 31, 1996: (i) the named executive officers; (ii) all current executive officers as a group; (iii) all current directors who are not executive officers as a group; and (iv) all employees, including all current officers who are not executive officers, as a group. The dollar value was calculated by multiplying the number of shares purchased by the purchase price paid for the shares on the relevant purchase date. The determination of whether to purchase shares of Common Stock pursuant to the Stock Purchase Plan is discretionary with eligible employees. ACCORDINGLY, THE AMOUNTS AND DOLLAR VALUES OF FUTURE PURCHASES BY ELIGIBLE EMPLOYEES ARE NOT DETERMINABLE.

                              STOCK PURCHASE PLAN

     NAME AND POSITION                  DOLLAR VALUE             NUMBER OF SHARES
     -----------------                  ------------             ----------------

Rolando C. Esteverena, President          $19,247                     1,782
and Chief Executive Officer


Michael L. Pierce, Executive Vice          17,193                     1,710
President Operations and
Secretary(1)


R. Charles Furniss, Vice President         11,998                     1,165
Human Resources


Executive Officer Group (5                 72,479                     7,304
persons)


Non-Executive Director Group                -0-                        -0-
(4 persons)


Non-Executive Officer Employee            792,496                     80,149
Group (362 persons)

------------------

      (1)   Mr. Pierce resigned from these positions effective December 6, 1996.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company entitled to vote and present in person or by proxy at the Annual Meeting of Stockholders at which a quorum is present is required for approval of the amendment to the Stock Purchase Plan. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. Abstentions will have the same effect as a negative vote on this proposal. Broker non-votes will have no effect on the outcome of this vote. THE BOARD BELIEVES THAT THE PROPOSED AMENDMENT TO THE STOCK PURCHASE PLAN IS IN THE BEST INTERESTS OF THE COMPANY AND THE STOCKHOLDERS FOR THE REASONS STATED ABOVE. THEREFORE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE AMENDMENT OF THE ADFLEX SOLUTIONS, INC. 1994 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES ISSUABLE UNDER THE PLAN TO 500,000. If the amendment is not approved by the Stockholders, then the Stock Purchase Plan will terminate when the remaining 20,256 shares of Common Stock reserved for issuance thereunder have been purchased by participants.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN RELATIONSHIPS

      Acquisition from Havant International Holdings Limited. Effective December 31, 1995, the Company completed its acquisition of the flexible circuit division of Xyratex (subsequently renamed "ADFlex Solutions Limited"), a private company located in England, engaged in the design, manufacture, assembly and sale of flexible circuit products. In consideration for the outstanding shares of the division, the Company delivered $12.4 million in cash, a $10 million subordinated debenture and 1,242,347 shares of restricted Common Stock.

      The debenture, dated January 7, 1996, is payable in four annual installments of $2.5 million each beginning on the first anniversary thereof together with simple interest on the unpaid principal balance at the rate of 2.5% plus LIBOR. The debenture is subordinated to the Company's existing credit facility and all other commercial indebtedness outstanding on the date of the debenture. The debenture may be prepaid in whole or in part without premium or penalty at any time.

      The shares of Common Stock issued to HIHL at the closing were equal to 15% of the Company's outstanding capital stock after giving effect to their issuance. HIHL has agreed not to sell or otherwise dispose of the shares for a period of two years (the "Holding Period") except as security for borrowed money or with the approval of the Company.

      The parties executed a Registration Rights and Standstill Agreement under which the Company granted to HIHL demand registration rights under the Securities Act of 1933 generally effective at the conclusion of the Holding Period; provided that, pursuant to the Share Sale and Purchase Agreement, an HIHL nominee be elected to the Company's Board of Directors. In the event the Stockholders fail to elect the HIHL nominee (subject to certain conditions), the Holding Period shall be terminated. William Kennedy Wilkie was appointed to the Board and is nominated for reelection pursuant to these contractual obligations. The Company also granted HIHL the right, in the event of a "Qualified Stock Offering" by the Company, to acquire additional shares such that would allow HIHL to maintain its percentage ownership held immediately prior to the commencement of the Qualified Stock Offering, subject to approval of the Company's principal underwriter and other conditions. HIHL agreed to not increase its ownership interest in the Company beyond 20.5%.

      In connection with the acquisition, the parties entered into various ancillary agreements, including the following:

      SUPPLY AGREEMENT. An HIHL subsidiary granted the Company the right of first refusal to supply flexible circuits for incorporation into its products unless precluded from doing so by third party contractual commitments. The Company will supply a certain minimum percent of the subsidiary's requirements provided the Company offers terms as or more favorable than the best quotation received by the subsidiary from a third party supplier. The Company also agreed not to supply its products to other customers at terms more favorable than those quoted to the subsidiary. The agreement, dated January 7, 1996, continues for a two year period after which it may be cancelled by either party with agreed notice. During 1996, the Company supplied approximately $2.7 million of flexible circuits to the HIHL subsidiary pursuant to this Agreement.

      SERVICES AGREEMENT. An HIHL subsidiary will provide to the Company certain integral services necessary to operate the flex business, including personnel services; health, safety and environmental services; purchasing, material and quality support services; financial services; toolroom and engineering laboratory services; information systems services; and building and administrative services. The services will be phased-out during 1997 as the Company completes the transfer of its U.K. manufacturing operations to Thailand. The Company paid approximately $1.9 million pursuant to the services agreement in 1996, based upon the actual cost to the subsidiary of providing the services to the Company.

      LEASE. An HIHL subsidiary had leased the Company manufacturing space through December 31, 2005 for the purpose of operating the ongoing flex business of ADFlex Solutions Limited. In connection with the transfer of the Company's U.K. manufacturing operations to Thailand, the Company and the HIHL subsidiary have amended the lease to provide for its terminations during 1997 and payment by the Company of certain termination charges. The Company paid approximately $2.6 million on the lease during 1996.

RELATED TRANSACTIONS

      Richard P. Clark was first elected to the Board of Directors as of June 2, 1994 pursuant to certain contractual commitments with AMP, Incorporated ("AMP"), which commitments terminated effective September 27, 1994 upon the Company's initial public stock offering. AMP has been an important supplier to the Company in the past and is expected to continue as such. Purchases from AMP for the years ended December 31, 1996, 1995 and 1994 were approximately $2.6 million, $1.6 million and $0.7 million, respectively. Richard P. Clark was first elected to the Board of Directors as of June 2, 1994 pursuant to certain contractual commitments with AMP,

Incorporated ("AMP"), which commitments terminated effective September 27, 1994 upon the Company's initial public stock offering. AMP has been an important supplier to the Company in the past and is expected to continue as such.

      In 1996, 1995 and 1994, of the Company's total net sales, 8%, 19% and 19%, respectively, were made to Smartflex Systems, Inc. ("Smartflex"). Smartflex is a circuit assembly company that engages in competition with the Company on some assembly matters. Ampersand and Ampersand II have ownership interests in Smartflex, and Richard A. Charpie, a Director of the Company until his resignation in January 1996, also served as a director of Smartflex at that time.

      The Company's Certificate of Incorporation and By-laws provide for indemnification of all Directors and officers. In addition, each Director of the Company has entered into a separate indemnification agreement with the Company.

      The Board of Directors has adopted a policy that all related party transactions be on terms that are at least as favorable to the Company than those that could have been negotiated with unrelated third parties.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's Directors and executive officers, and persons who own more than 10% of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") and the National Association of Securities Dealers initial reports of ownership and reports of changes in ownership of shares of the Company's Common Stock. Officers, directors and greater than 10% Stockholders are required by SEC regulations to provide the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to the Company's officers, directors and greater than 10% Stockholders were satisfied during 1996, except that Greg H. Nelson filed one late Form 4 with respect to one transaction and each of HIHL, William Kennedy Wilkie and Wade Meyercord filed one late Form 3.


              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

      The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent public accountants to audit the consolidated financial statements of the Company for the year ending December 31, 1997 and to perform other accounting services as requested by the Company. Ernst & Young LLP has acted as independent auditors of the Company since its appointment effective June 1, 1994.

      Representatives of Ernst & Young LLP are expected to be present at the 1997 Annual Stockholders' Meeting, will be available to respond to appropriate questions, and will have the opportunity to make a statement if they desire to do so.

      Although it is not required to do so, the Board of Directors has submitted the selection of Ernst & Young LLP to the Stockholders for ratification. Unless a contrary choice is specified, proxies will be voted for ratification of the selection of Ernst & Young LLP.

 THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION
      OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT
                               AUDITORS FOR 1997.

                              STOCKHOLDER PROPOSALS

      The Company welcomes comments or suggestions from its Stockholders. In the event that a Stockholder desires to have a proposal formally considered at the 1998 Annual Meeting of Stockholders, and evaluated by the Board for inclusion in the Proxy Statement for that meeting, the proposal must be received in writing by the Secretary of the Company at the address set forth on the first page hereof on or before November 19, 1997.

                                 OTHER BUSINESS

      The Board of Directors is not aware of any other business to be considered or acted upon at the Annual Meeting of Stockholders other than that for which notice is provided. In the event other business requiring a vote of Stockholders is properly presented at the meeting, proxies will be voted in accordance with the judgment on such matters of the person or persons acting as proxy. If any matter not appropriate for action at the meeting should be presented, the holders of the proxies will vote against consideration thereof or action thereon.

                                    By Order of the Board of Directors,


                                     /s/ Margaret M. Sleeper

                                     Margaret M. Sleeper, Secretary
Chandler, Arizona
March 19, 1997

                         EMPLOYEE STOCK PURCHASE PLAN


      I.    PURPOSE

            A. The ADFlex Solutions, Inc. Employee Stock Purchase Plan (the "Plan") is intended to provide eligible employees of the Corporation and one or more of its Corporate Affiliates with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan designed to qualify under Section 423 of the Code.

            B. The Plan was adopted on June 1, 1994 by the Board of Directors of the Corporation.

      II.   DEFINITIONS

            For purposes of administration of the Plan, the following terms shall have the meanings indicated:

            BASE SALARY means the regular base salary paid to a Participant by one or more Participating Companies during such individual's period of participation in the Plan, plus any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or one or more Corporate Affiliates under any employee benefit or welfare plan now or hereafter established.

            BOARD means the Board of Directors of the Corporation.

            CODE means the Internal Revenue Code of 1986, as amended from time to time.

            COMMON STOCK means shares of the Corporation's common stock, par value $0.01 per share.

            CORPORATE AFFILIATE means any parent or subsidiary corporation of the Corporation (as determined in accordance with Code Section 424), including any parent or subsidiary corporation which becomes such after the Effective Time.

            CORPORATION means ADFlex Solutions, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of the Corporation which shall by appropriate action adopt the Plan.

            EFFECTIVE TIME means the time at which the Underwriting Agreement for the initial public offering of the Common Stock is executed and finally priced. The initial offering period under the Plan shall start at the time of such execution and pricing of the Underwriting Agreement. Any Corporate Affiliate which becomes a Participating Corporation in the Plan after such Effective Time shall designate a subsequent Effective Time with respect to its employee-Participants.

            ELIGIBLE EMPLOYEE means any person who is engaged, on a regularly-scheduled basis of more than twenty (20) hours per week for more than five (5) months per calendar year, in the rendition of personal services to the Corporation or any other Participating Corporation as an employee for earnings considered wages under Section 3401(a) of the Code.

            ENTRY DATE means the date an Eligible Employee first joins the offering period in effect under the Plan. The earliest Entry Date under the Plan shall be the Effective Time.

            FAIR MARKET VALUE means, for the Effective Time at which the initial offering period under the Plan begins, the price per share at which the Common Stock is to be sold in the initial public offering of the Common Stock pursuant to the Underwriting Agreement. For any subsequent date under the Plan on which the Common Stock is registered under Section 12(g) of the 1934 Act and traded on the open market, Fair Market Value means the closing selling price per share of the Common Stock on such date, as officially quoted on the principal securities exchange on which the Common Stock is at the time traded or, if not traded on any securities exchange, the closing selling price per share of the Common Stock on such date, as reported on the Nasdaq National Market. If there are no sales of the Common Stock on such day, then the closing selling price per share on the next preceding day for which such closing selling price is quoted shall be determinative of Fair Market Value.

            1933 ACT means the Securities Act of 1933, as amended.

            1934 ACT means the Securities Exchange Act of 1934, as amended.

            PARTICIPANT means any Eligible Employee of a Participating Corporation who is actively participating in the Plan.

            PARTICIPATING CORPORATION means the Corporation and such Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan, as of the Effective Time, are listed in attached Schedule A.

            PLAN ADMINISTRATOR shall have the meaning given such term in Article III.

            SEMI-ANNUAL ENTRY DATE means the first business day of February and August each calendar year within an offering period in effect under the Plan. The earliest Semi-Annual Entry Date under the Plan shall be the Effective Time.

            SEMI-ANNUAL PERIOD OF PARTICIPATION means each semiannual period for which the Participant actually participates in an offering period in effect under the Plan. There shall be a maximum of four (4) semi-annual periods of participation within each offering period. The first such semi-annual period (which may actually be less than six (6) months for the initial offering period) shall extend from the Effective Time through the last business day in January 1995. Subsequent semi-annual periods shall be measured from the first business day of February to the last business day of July each calendar year and from the first business day of August to the last business day of January in the succeeding calendar year.

            SEMI-ANNUAL PURCHASE DATE means the last business day of January and July each calendar year on which shares of Common Stock are automatically purchased for Participants under the Plan. The initial Semi-Annual Purchase Date shall be January 31, 1995.

    III.    ADMINISTRATION

            The Plan Administrator shall have sole and exclusive authority to administer the Plan and shall consist of a committee (the "Plan Administrator") of two (2) or more non-employee Board members appointed by the Board. The Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for administering the Plan as it may deem necessary in order to comply with the requirements of Code
Section 423. Decisions of the Plan Administrator shall be final and binding on all parties who have an interest in the Plan.

      IV.   OFFERING PERIODS

            A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive offering periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated in accordance with Subsection I of Article VII, Subsection A of Article IX or Subsection B of Article X.

            B. Each offering period shall have a maximum duration of twenty-four
(24) months. The duration of each offering period shall be designated by the Plan Administrator prior to the start date. However, the initial offering period shall run from the Effective Time to the last business day in January 1996. The next offering period shall commence on the first business day in February 1996, and subsequent offering periods shall commence as designated by the Plan Administrator.

            C. The Participant shall be granted a separate purchase right for each offering period in which he or she participates. The purchase right shall be granted on the Entry Date on which such individual first joins the offering period in effect under the Plan and shall be automatically exercised in successive semi-annual installments on the last business day of January and July of each year. Accordingly, each purchase right may be exercised up to two (2) times each calendar year it remains outstanding.

            D. No purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until such time as (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act (including the registration of the shares of Common Stock issuable under the Plan on a Form S-8 registration statement filed with the Securities and Exchange Commission), all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable requirements established by law or regulation.

            E. The Participant's acquisition of Common Stock under the Plan on any Semi-Annual Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Semi-Annual Purchase Date, whether within the same or a different offering period.

      V.    ELIGIBILITY AND PARTICIPATION

            A. Each Eligible Employee of a Participating Corporation shall be eligible to participate in the Plan in accordance with the following provisions:

            -- An individual who is an Eligible Employee on the start date of any offering period under the Plan shall be eligible to commence participation in that offering period on such start date. That start date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should any such Eligible Employee not enter the offering period on the start date, then he/she may not subsequently join that particular offering period on any later date.

            -- An individual who first becomes an Eligible Employee after the start date of any offering period under the Plan may enter that offering period on the first Semi-Annual Entry Date on which he/she is an Eligible Employee. Such Semi-Annual Entry Date shall become such individual's Entry Date for the offering period, and on that date such individual shall be granted his/her purchase right for the offering period. Should such an Eligible Employee not enter the offering period on the first Semi-Annual Entry Date on which he/she is eligible to join the offering period, then he/she may not subsequently join that particular offering period on any later date.

            B. To participate in the Plan for a particular offering period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a purchase agreement and a payroll deduction authorization) and file such forms with the Plan Administrator (or its designate) on or before his/her scheduled Entry Date.

            C. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during each Semi-Annual Period of Participation within the offering period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect for the remainder of the offering period, except to the extent such rate is changed in accordance with the following guidelines:

            -- The Participant may, at any time during a Semi-Annual Period of Participation, reduce his/her rate of payroll deduction to become effective as soon as possible after filing of the requisite reduction form with the Plan Administrator. The Participant may not, however, effect more than one such reduction per SemiAnnual Period of Participation.

            -- The Participant may, prior to the commencement of any new Semi-Annual Period of Participation within the offering period, increase the rate of his/her payroll deduction by filing the appropriate form with the Plan Administrator. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the first day of the first Semi-Annual Period of Participation following the filing of such form.

            D. Payroll deductions will automatically cease upon the termination of the Participant's purchase right in accordance with the applicable provisions of Section VII below.

      VI.   STOCK SUBJECT TO PLAN

            A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 200,000 shares (subject to adjustment under Section VI.B below).

            B. In the event any change is made to the Corporation's outstanding Common Stock by reason of any stock dividend, stock split, exchange or combination of shares, recapitalization or any other change affecting the Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made by the Plan Administrator to (i) the class and maximum number of securities issuable over the term of the Plan, (ii) the class and maximum number of securities purchasable per Participant on any one Semi-Annual Purchase Date and (iii) the class and number of securities and the price per share in effect under each purchase right at the time outstanding under the Plan. Such adjustments shall be designed to preclude the dilution or enlargement of rights and benefits under the Plan.

    VII.    PURCHASE RIGHTS

            An Eligible Employee who participates in the Plan for a particular offering period shall have the right to purchase shares of Common Stock, in a series of successive semi-annual installments during such offering period, upon the terms and conditions set forth below and shall execute a purchase agreement embodying such terms and conditions and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

            A. PURCHASE PRICE. Common Stock shall be purchasable on each SemiAnnual Purchase Period within the offering period at a purchase price equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the Participant's Entry Date into that offering period or
(ii) the Fair Market Value per share on that Semi-Annual Purchase Date. However, for each Participant whose Entry Date is other than the start date of the offering period, the clause (i) amount shall in no event be less than the Fair Market Value of the Common Stock on the start date of that offering period.

            B. NUMBER OF PURCHASABLE SHARES. The number of shares purchasable per Participant on each Semi-Annual Purchase Date during the offering period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Semi-Annual Period of Participation ending with that Semi-Annual Purchase Date (together with any carryover deductions from the preceding Semi-Annual Period of Participation) by the purchase price in effect for the Semi-Annual Purchase Date. However, the maximum number of shares of Common Stock purchasable per Participant on any SemiAnnual Purchase Date shall not exceed 1,500 shares, subject to periodic adjustment under Section VI.B.

            Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Corporation or any of its Corporate Affiliates.

            C. PAYMENT. Payment for the Common Stock purchased under the Plan shall be effected by means of the Participant's authorized payroll deductions. Such deductions shall begin on the first pay day following the Participant's Entry Date into the offering period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of the offering period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

            D. TERMINATION OF PURCHASE RIGHT. The following provisions shall govern the termination of outstanding purchase rights:

            -- A Participant may, at any time prior to the next Semi-Annual Purchase Date, terminate his/her outstanding purchase right under the Plan by filing the prescribed notification form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected for the Semi-Annual Period of Participation in which such termination occurs shall, at the Participant's election, be immediately refunded or held for the purchase of shares on the Semi-Annual Purchase Date immediately following such termination. If no such election is made at the time such purchase right is terminated, then the payroll deductions collected with respect to the terminated right shall be refunded as soon as possible.

            -- The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the offering period for which the terminated purchase right was granted. In order to resume participation in any subsequent offering period, such individual must re-enroll in the Plan (by making a timely filing of a new stock purchase agreement and enrollment form) on or before the date he or she is first eligible to join the new offering period.

            -- Should the Participant cease to remain an Eligible Employee for any reason (including death, disability or change in status) while his/her purchase right remains outstanding, then that purchase right shall immediately terminate and all of the Participant's payroll deductions for the Semi-Annual Period of Participation in which such cessation of Eligible Employee status occurs shall be immediately refunded.

            E. STOCK PURCHASE. Shares of Common Stock shall automatically be purchased on behalf of each Participant (other than Participants whose payroll deductions have previously been refunded in accordance with the Termination of Purchase Right provisions above) on each Semi-Annual Purchase Date. The purchase shall be effected by applying each Participant's payroll deductions for the Semi-Annual Period of Participation ending on such Semi-Annual Purchase Date (together with any carryover deductions from the preceding SemiAnnual Period of Participation) to the purchase of whole shares of Common Stock (subject to the limitation on the maximum number of purchasable shares imposed under subsection
B. of this Article VII) at the purchase price in effect for that SemiAnnual Purchase Date. Any payroll deductions not applied to such purchase because they are not sufficient to purchase a whole share shall be held for the purchase of Common Stock on the next SemiAnnual Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares purchasable by the Participant on the Semi-Annual Purchase Date shall be promptly refunded to the Participant.

            F. PRORATION OF PURCHASE RIGHTS. Should the total number of shares of Common Stock which are to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan

Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded to such Participant.

            G. RIGHTS AS STOCKHOLDER. A Participant shall have no stockholder rights with respect to the shares subject to his/her outstanding purchase right until the shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustments shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

            A Participant shall be entitled to receive, as soon as practicable after each SemiAnnual Purchase Date, a stock certificate for the number of shares purchased on the Participant's behalf; provided, however, that no certificates will be issued during employee trading black-outs established from time to time by the Board in its sole and absolute discretion. Such certificate may, upon the Participant's request, be issued in the names of the Participant and his/her spouse as community property or as joint tenants with right of survivorship. Alternatively, the Participant may request the issuance of such certificate in "street name" for immediate deposit in a Corporation-designated brokerage account.

            H. ASSIGNABILITY. No purchase right granted under the Plan shall be assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

            I. CHANGE IN OWNERSHIP. Should any of the following transactions (a "Change in Ownership") occur during the offering period:

            -- a merger or consolidation in which the Corporation is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Corporation is incorporated,

            -- the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

            -- any reverse merger in which the Corporation is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such merger, then all outstanding purchase rights under the Plan shall automatically be exercised immediately prior to the effective date of such Change in Ownership by applying the payroll deductions of each Participant for the Semi-Annual Period of Participation in which such Change in Ownership occurs to the purchase of whole shares of Common Stock at eighty-five percent

(85%) of the lower of (i) the Fair Market Value of the Common Stock on the Participant's Entry Date into the offering period in which such Change in Ownership occurs or (ii) the Fair Market Value of the Common Stock immediately prior to the effective date of such Change in Ownership. However, the applicable share limitations of Articles VII and VIII shall continue to apply to any such purchase, and the clause (i) amount above shall not, for any Participant whose Entry Date for the offering period is other than the start date of that offering period, be less than the Fair Market Value of the Common Stock on such start date.

            The Corporation shall use its best efforts to provide at least ten
(10)-days prior written notice of the occurrence of any Change in Ownership, and Participants shall, following the receipt of such notice, have the right to terminate their outstanding purchase rights in accordance with the applicable provisions of this Article VII.

 VIII.      ACCRUAL LIMITATIONS

            A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right outstanding under this Plan and
(ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or its Corporate Affiliates, would otherwise permit such Participant to purchase more than $25,000 worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the fair market value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

            B. For purposes of applying such accrual limitations, the right to acquire Common Stock pursuant to each purchase right outstanding under the Plan shall accrue as follows:

            -- The right to acquire Common Stock under each such purchase right shall accrue in a series of successive semi-annual installments as and when the purchase right first becomes exercisable for each such installment on the last business day of each Semi-Annual Period of Participation for which the right remains outstanding.

            -- No right to acquire Common Stock under any outstanding purchase right shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one or more other purchase rights at a rate equal to $25,000 worth of Common Stock (determined on the basis of the Fair Market Value on the date or dates of grant) for each calendar year during which one or more of those purchase rights were at any time outstanding.

            -- If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Semi-Annual Period of Participation, then the payroll deductions which the Participant made during that Semi-Annual Period of Participation with respect to such purchase right shall be promptly refunded.

            C. In the event there is any conflict between the provisions of this
Article VIII and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article VIII shall be controlling.

      IX.   AMENDMENT AND TERMINATION

            A. The Board may alter, amend, suspend or discontinue the Plan following the close of any Semi-Annual Period of Participation. However, the Board may not, without the approval of the Corporation's stockholders:

            -- materially increase the number of shares issuable under the Plan or the maximum number of shares purchasable per Participant on any one Semi-Annual Purchase Date, except that the Plan Administrator shall have the authority, exercisable without such stockholder approval, to effect adjustments to the extent necessary to reflect changes in the Corporation's capital structure pursuant to Subsection B of Article VI; or

            -- alter the purchase price formula so as to reduce the purchase price payable for the shares purchasable under the Plan; or

            -- materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

            B. The Corporation shall have the right, exercisable in the sole discretion of the Plan Administrator, to terminate all outstanding purchase rights under the Plan immediately following the close of any Semi-Annual Period of Participation. Should the Corporation elect to exercise such right, then the Plan shall terminate in its entirety. No further purchase rights shall thereafter be granted or exercised, and no further payroll deductions shall thereafter be collected, under the Plan.

      X.    GENERAL PROVISIONS

            A. The Plan shall become effective at the designated Effective Time, provided that no purchase rights granted under the Plan shall be exercised, and no shares of Common Stock shall be issued hereunder, until (i) the Plan shall have been approved by the stockholders of the Corporation and (ii) the Corporation shall have complied with all applicable requirements of the 1933 Act, all applicable listing requirements of any securities exchange on which the Common Stock is listed for trading and all other applicable legal and regulatory requirements. In the event such stockholder approval is not obtained, or such Corporation compliance is not effected, within twelve (12) months after the date on which the Plan is adopted by the Board, the Plan shall terminate and have no further force or effect and all sums collected from Participants during the initial offering period hereunder shall be refunded.

            B. The Plan shall terminate upon the earlier of (i) the last business day in December 2003 or (ii) the date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan.

            C. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

            D. Neither the action of the Corporation in establishing the Plan, nor any action taken under the Plan by the Board or the Plan Administrator, nor any provision of the Plan itself shall be construed so as to grant any person the right to remain in the employ of the Corporation or any of its Corporate Affiliates for any period of specific duration, and such person's employment may be terminated at any time, with or without cause.

            E. The provisions of the Plan shall be governed by the laws of the State of Arizona without resort to that State's conflict-of-laws rules.

            F. This Plan is intended to qualify under Section 423 of the Code and shall be interpreted in a manner consistent therewith.

                                  SCHEDULE A

                         CORPORATIONS PARTICIPATING IN
                         EMPLOYEE STOCK PURCHASE PLAN
                           AS OF THE EFFECTIVE TIME




ADFlex Solutions, Inc.

                                    AMENDMENT
                                       TO
                             ADFLEX SOLUTIONS, INC.
                        1994 EMPLOYEE STOCK PURCHASE PLAN

1.    EFFECTIVE DATE.

      The Board of Directors of ADFlex Solutions, Inc. (the "Corporation") adopted this Amendment (the "Amendment") to the 1994 Employee Stock Purchase Plan (the "Plan") pursuant to resolutions as of January 23, 1997. This Amendment will be submitted for approval to a vote by the Corporation's stockholders and shall become effective as of January 23, 1997 upon approval by holders of a majority of the outstanding shares of the Corporation's common stock entitled to vote and present in person or by proxy at the 1997 annual meeting of stockholders of the Corporation to be held April 22, 1997.

2.    STOCK SUBJECT TO THE PLAN.

      Section VI of the Plan is hereby amended by deleting paragraph A in its entirety and inserting the following paragraph therefor:

            A. The Common Stock purchasable under the Plan shall, solely in the discretion of the Plan Administrator, be made available from either authorized but unissued shares of Common Stock or from shares of Common Stock reacquired by the Corporation, including shares of Common Stock purchased on the open market. The total number of shares which may be issued under the Plan shall not exceed 500,000 shares (subject to adjustment under Section VI.B below).

3.    EFFECT OF AMENDMENT.

      Except as otherwise expressly set forth in this Amendment, all of the terms and conditions of the Plan shall remain in full force and effect.

                                  DETACH HERE                        ADF 2


                             ADFLEX SOLUTIONS, INC.

             2001 WEST CHANDLER BOULEVARD, CHANDLER, ARIZONA 85224

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


               The undersigned appoints Rolando C. Esteverena, R. Charles
P Furniss and Margaret M. Sleeper, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and
R vote, as designated on the reverse side hereof, all shares of Common Stock of ADFlex Solutions, Inc. held by the undersigned on February
O 28, 1997 at the Annual Meeting of Stockholders to be held on April 22, 1997, and at any adjournment or postponement of the meeting. In their
X discretion, the proxies are authorized to vote such shares upon such other business as may properly come before the Annual Meeting.
Y
               THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE LISTED PROPOSALS.


                                                                  SEE REVERSE
         (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)              SIDE

                                                                     ADF 1
                                  DETACH HERE

/X/ Please Mark
    votes as in
    this example.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
EACH OF THE PROPOSALS LISTED BELOW.

1.  Election of Directors

NOMINEES: Rolando C. Esteverena, Richard P. Clark, Wade Meyercord, Steve Sanghi and William Kennedy Wilkie

                         FOR             WITHHELD
                        /  /               /  /

/  / ____________________________________________
     For all nominees except as noted above

2. Ratification of the appointment of Ernst & Young LLP as independent auditors.

                  FOR            AGAINST            ABSTAIN
                 /  /             /  /               /  /

3. Approval of an amendment to the ADFlex Solutions, Inc. 1994 Employee Stock Purchase Plan to increase the share reserve thereunder.

                  FOR            AGAINST            ABSTAIN
                 /  /             /  /               /  /

MARK HERE                MARK HERE
FOR ADDRESS   /  /       IF YOU PLAN   /  /
CHANGE AND               TO ATTEND
NOTE AT LEFT             THE MEETING

(PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.)

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Signature:_________________Date:_______Signature:__________________Date:_______